Exhibit 10.2

IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT
IN AND FOR LEON COUNTY, FLORIDA

TARPON BAY PARTNERS, LLC, Plaintiff, v. PROGRESSIVE CARE, INC., Defendant.	/	CASE NO. 201-CA-001680

AMENDED ORDER GRANTING APPROVAL OF SETTLEMENT
AGREEMENT AND STIPULATION

This matter came before the Court on August 25, 2014, for a hearing on Plaintiff's Amended Motion for Approval of Settlement Agreement and Stipulation, and Request for Fairness Hearing. The Parties have entered into a written Settlement Agreement and Stipulation, a copy of which is attached hereto. The Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation, and being otherwise fully advised in the premises, the Court finds as follows:

1.        The Court has been advised that the Defendant, in connection with the issuance and exchange of the "Settlement Shares" (as defined by the Settlement Agreement and Stipulation) for the claims covered by the Settlement Agreement and Stipulation (such exchange referred to herein as the "Transaction") will rely on the exemption from registration under section 3(a)(10) of the Securities Act of 1933 (the "Securities Act"), based on the Court's approval of the transaction.

2.        The hearing was scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing, and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement and Stipulation. The fairness hearing was open to Plaintiff and any other interested parties. Plaintiff and Defendant were represented by their own counsel at the hearing.

3.        The terms and conditions of the issuance of Transaction are fair, thus satisfying the requirements of the exemption from registration under section 3(a)(10) of the Securities Act. The Transactions are therefore approved.

It is hereby ORDERED AND ADJUDGED that the terms and conditions of the exchange of Settlement Shares for the claims covered by the Settlement Agreement and Stipulation are hereby approved as fair, within the meaning of Section 3(a)(10) of the Securities Act, and that the sale of the Settlement Shares to Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933.

DONE AND ORDERED at Tallahassee, Leon County, Florida, this   3   day of September, 2014.

/S/ GEORGE S. REYNOLDS, III
GEORGE S. REYNOLDS, III
CIRCUIT JUDGE

cc:	E. Dylan Rivers, Esquire
Alan J. Weisberg, CEO Richard E. Brodsky, Esquire

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